This instrument prepared by, Tax Map/Parcel ID#: W000-0043/002 and after recording please return to: Premises: 501 South Fifth Street
Bryan Cave LLP Richmond, Virginia
1290 Avenue of the Americas
New York, New York 10104
Attention: Jeffrey K. Levin, Esq.

THIS IS A CREDIT LINE DEED OF TRUST within the meaning of Section 55-58.2 of the Code of Virginia (1950), as amended. For the purposes of and to the extent required by such Section, (i) the name of the noteholder secured by this Deed of Trust is PB Capital Corporation, (ii) the address at which communications may be mailed or delivered to such noteholder is 230 Park Avenue, New York, New York 10069, and (iii) the maximum aggregate amount of principal to be secured at any one time is $68,400,000.00.

Recording Tax Exemption: This Deed of Trust is given to secure a $68,400,000 loan, the terms of which provide that the principal sum owing under the Loan Documents (as defined herein) shall become due and payable more than three years from the date of this Deed of Trust. This Deed of Trust is granted by the same grantor who obtained the construction loan secured by the construction loan deed of trust described below which encumbered the same real estate conveyed hereby. Therefore, this Deed of Trust constitutes a "permanent loan deed of trust" within the meaning of Section 58.12-804 of the Code of Virginia (1950), as amended (the "Code"). This Deed of Trust is given to secure a $68,400,000 permanent loan to replace a $116,000,000 construction loan, which was secured by a construction loan deed of trust recorded August 7, 2007 in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 07-26997. Therefore, pursuant to Section 58.1-804(C) of the Code, this Deed of Trust is exempt from all recording taxes imposed by Section 58.1-803 of the Code.

DEED OF TRUST, ASSIGNMENT OF LEASES
AND RENTS AND SECURITY AGREEMENT
("this Security Instrument")

FROM

FOUNDRY PARK I, LLC, a limited liability company organized and existing under the laws of Virginia ("Grantor") having an address and Chief Executive Office of
330 South Fourth Street, Richmond, Virginia 23219

TO

JOHN A. MOFFET, JR., a resident of the County of Fairfax, Virginia ("Trustee"), having a business address of 10680 Main Street, Suite 205, Fairfax, Virginia 22030, as trustee (and grantee for indexing purposes)

FOR THE BENEFIT OF

PB CAPITAL CORPORATION, as grantee for indexing purposes and as Administrative

Agent for Lenders (as hereinafter defined) (together with its successors in such capacity, "Beneficiary"), and having an address of 230 Park Avenue, New York, New York 10169

Date: January 28, 2010

TABLE OF CONTENTS

Page

ARTICLE I COVENANTS OF GRANTOR *

Section 1.01 Warranty of Title; Power and Authority *

Section 1.02 Further Assurances *

Section 1.03 Filing and Recording of Documents *

Section 1.04 Payment and Performance of Loan Documents *

Section 1.05 Entity and Existence *

Section 1.06 After-Acquired Property *

Section 1.07 Payment of Taxes and Other Charges *

Section 1.08 Intentionally Omitted *

Section 1.09 Insurance. *

Section 1.10 Protective Advances by Beneficiary *

Section 1.11 Visitation and Inspection *

Section 1.12 Maintenance of Premises and Improvements *

Section 1.13 Condemnation *

Section 1.14 Leases. *

Section 1.15 Premises Documents *

Section 1.16 Lien Laws *

Section 1.17 Restoration. *

ARTICLE II EVENTS OF DEFAULT AND REMEDIES *

Section 2.01 Events of Default and Certain Remedies *

Section 2.02 Other Matters Concerning Sales *

Section 2.03 Payment of Amounts Due. *

Section 2.04 Actions; Receivers *

Section 2.05 Beneficiary's Right to Possession *

Section 2.06 Remedies Cumulative *

Section 2.07 Moratorium Laws; Right of Redemption *

Section 2.08 Grantor's Use and Occupancy after Event of Default *

Section 2.09 Beneficiary's Rights Concerning Application of Amounts Collected *

Section 2.10 Trustee's Fees; Substitute Trustee. *

Section 2.11 Power of Sale. *

ARTICLE III MISCELLANEOUS *

Section 3.01 Assignment of Rents *

Section 3.02 Security Agreement *

Section 3.03 Application of Certain Payments *

Section 3.04 Severability *

Section 3.05 Modifications and Waivers *

Section 3.06 Notices, Etc *

Section 3.07 Successors and Assigns *

Section 3.08 Limitation on Interest *

Section 3.09 Counterparts *

Section 3.10 Substitute Security Instruments *

Section 3.11 Lenders' Sale of Interests in Loan *

Section 3.12 Governing Law *

Section 3.13 CERTAIN WAIVERS *

Section 3.14 Satisfaction *

Section 3.15 Other Liens; Subrogation *

Section 3.16 Interest Rate Protection Agreement *

Section 3.17 State-Specific Provisions *

THE AMOUNT OF THIS SECURITY INSTRUMENT IS UP TO $68,400,000.

DEED OF TRUST, ASSIGNMENT OF LEASES

AND RENTS AND SECURITY AGREEMENT

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT ("this Security Instrument") granted by FOUNDRY PARK I, LLC, a limited liability company organized and existing under the laws of Virginia ("Grantor") having an address and Chief Executive Office of 330 South Fourth Street, Richmond, Virginia 23219, to JOHN A. MOFFET, JR., a resident of the County of Fairfax, Virginia ("Trustee"), having a business address of 10680 Main Street, Suite 205, Fairfax, Virginia 22030, as trustee (and grantee for indexing purposes), for the benefit of PB CAPITAL CORPORATION, as grantee for indexing purposes and as Administrative Agent for Lenders (as hereinafter defined) (together with its successors in such capacity, "Beneficiary"), and having an address of 230 Park Avenue, New York, New York 10169, recites and provides as follows:

RECITAL

Grantor is the owner of the premises described in SCHEDULE A and the improvements thereon. In order to finance the Premises and Improvements, Grantor will borrow the Maximum Principal Amount from Lenders pursuant to the Loan Agreement identified below. Grantor has executed and delivered one or more notes, each dated the date hereof, obligating Grantor to pay, in the aggregate, the Maximum Principal Amount. Said notes, as the same may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, and including any substitute or replacement notes executed pursuant to the Loan Agreement, are hereinafter referred to individually and collectively as the "Note."

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

Grantor and Beneficiary agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

"Cash Management Agreement" has the meaning given to such term in the Loan Agreement.

"Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery, boilers, oil burners, power systems, heating, ventilating and air conditioning systems, elevators, and all other chattels and articles of personal property, of whatever kind or nature, and any additions thereto and any replacements, proceeds or products thereof (other than those owned by lessees, or those claiming under or through lessees or leased by lessees from parties other than Grantor) now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises.

"Closing Date" has the meaning given to such term in the Loan Agreement.

"Debt" means the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

"Default Rate" has the meaning given to such term in the Loan Agreement.

"DSCR" has the meaning given to such term in the Loan Agreement.

"Events of Default" means the events and circumstances described as such in Section 2.01.

"Governmental Authority" has the meaning given to such term in the Loan Agreement.

"Guarantor" means the party identified as such in the Loan Agreement.

"Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes, materials or substances, as any of those terms are defined, and amended from time to time in or for the purposes of any relevant environmental law, rule, regulation, code, permit, order, notice or other binding determination issued, enacted or applied by any Governmental Authority (hereinafter, "Environmental Laws") including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls and any petroleum or hydrocarbon-based products or derivatives.

"Improvements" means all structures or buildings and replacements thereof now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

"Lenders" means, collectively, PB (USA) Realty Corporation and such other lending institutions who become "Lenders" pursuant to the Loan Agreement, together with their successors and permitted assigns in accordance with the terms of the Loan Agreement.

"Loan" means the loan made by Lenders to Grantor pursuant to the Loan Agreement and secured hereby.

"Loan Agreement" means that certain Loan Agreement, dated as of the date hereof, among Grantor, as Borrower, PB Capital, as Lender, and Beneficiary, as Administrative Agent, as the same may hereafter be amended, modified or supplemented from time to time.

"Loan Documents" has the meaning given to such term in the Loan Agreement.

"Maximum Principal Amount" means $68,400,000.00.

"Minimum DSCR" has the meaning given to such term in the Loan Agreement.

"PB Capital" means PB Capital Corporation, in its individual capacity and not as Beneficiary.

"Permitted Materials" means customary amounts of Hazardous Materials that are customarily used in the maintenance and operation of properties similar to the Improvements and are in compliance with all Environmental Laws and with permits issued pursuant thereto.

"Premises" means the premises described in SCHEDULE A including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

"Premises Documents" means all reciprocal easement or operating agreements, declarations, development agreements, developer's or utility agreements, and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

"Required Lenders" has the meaning given to such term in the Loan Agreement.

"Responsible Officer" has the meaning given to such term in the Loan Agreement.

All defined terms of this Security Instrument which are not defined above shall have the meaning set forth elsewhere in this Security Instrument.

Except as expressly indicated otherwise, when used in this Security Instrument (i) "or" is not exclusive, (ii) ''hereunder'', "herein", "hereof' and the like refer to this Security Instrument as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Security Instrument, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment, modification or supplement to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with its terms. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.

GRANTING CLAUSE

NOW, THEREFORE, Grantor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable under, the Note, this Security Instrument or the Loan Agreement and the performance and observance of all the provisions hereof and of the Note and the Loan Agreement, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Trustee in trust, with power of sale for the benefit and security of Beneficiary, all of Grantor's estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Trust Property") whether now owned or held or hereafter acquired:

(i) the Premises;

(ii) the Improvements;

(iii) the Chattels;

(iv) the Premises Documents;

(v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Trust Property (hereinafter, the "Rents") and all leases of the Trust Property or portions thereof now or hereafter entered into and all right, title and interest of Grantor thereunder, including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash, letters of credit or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 3.01;

(vi) to the fullest extent assignable or transferable, all (a) development work product prepared in connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; water, sewer, gas, electrical and telephone approvals, taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; (b) building and other permits, rights, licenses and approvals relating to the Premises; (c) contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance, management or leasing of the Premises), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, operation or occupancy of the Premises or any part thereof; (d) financing commitments (debt or equity) issued to Grantor in respect of the Premises and all deposits and other amounts payable to Grantor thereunder; (e) contracts for the sale of all or any portion of the Premises, the Improvements or the Chattels, and all deposits and other amounts payable by the purchasers thereunder; (f) operating and other bank accounts, and monies therein, of Grantor relating to the Premises, including, without limitation, any accounts relating to real estate taxes or assessments; (g) interest rate protection agreements entered into by Grantor in respect of the Loan, whether pursuant to the Loan Agreement or otherwise; and (h) commercial tort claims related to the Premises, the Improvements or the Chattels;

(vii) all rights of Grantor under promissory notes, letters of credit, electronic chattel paper, proceeds from accounts, payment intangibles, and general intangibles related to the Premises, as the terms "accounts", "general intangibles", and "payment intangibles" are defined in the applicable Uniform Commercial Code Article 9, as the same may be modified or amended from time to time;

(viii) all other assets of Grantor related in any way to the Premises, subject to certain limitations that may be set forth herein; and

(ix) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Grantor to refunds of real estate taxes and assessments.

TO HAVE AND TO HOLD unto Trustee in trust for Beneficiary, and their respective successors and assigns forever.

WITH POWER OF SALE, to secure Grantor's payment to Beneficiary of the Debt and performance of the other obligations of Grantor at the time and in the manner provided in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly (a) pay to Beneficiary the Debt at the time and in the manner provided in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, (b) perform its other obligations as set forth in the Loan Agreement, this Security Instrument and the other Loan Documents, and (c) abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Grantor's obligation to indemnify and hold harmless Beneficiary and Trustee pursuant to the provisions hereof shall survive any such payment or release.

  COVENANTS OF GRANTOR

  Grantor covenants and agrees as follows:

    Warranty of Title; Power and Authority

    . Grantor warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance except such as are listed as exceptions to title in the title policy insuring the lien hereof; that it owns the Chattels, all leases and the Rents in respect of the Trust Property and all other personal property encumbered hereby free and clear of liens and claims; and that this Security Instrument is and will remain a valid and enforceable lien on the Trust Property subject only to the exceptions referred to above. Grantor has full power and lawful authority to encumber the Trust Property in the manner and form herein done or intended hereafter to be done. Grantor will preserve such title, and will forever warrant and defend the same to Beneficiary and will forever warrant and defend the validity and priority of the lien hereof against the claims of any persons and parties whomsoever.

      Hazardous Materials. Grantor represents and warrants that, to the knowledge of a Responsible Officer, (i) except as stated in environmental reports provided to Beneficiary, the Premises, the Improvements and immediately surrounding areas are not currently subject to any release of Hazardous Materials except in material compliance with Environmental Laws, (ii) neither it nor any portion of the Premises or Improvements is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authorities under, any Environmental Law, (iii) there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders, concerning Hazardous Materials relating in any way to the Premises or the improvements thereon and (iv) Grantor is not required by any Environmental Law to obtain any permits or licenses to construct or use any improvements, fixtures or equipment with respect to the Premises, except that if any such permit or license is required it has been obtained and is capable of being mortgaged and assigned hereby. Grantor will comply in all material respects with all applicable Environmental Laws and will, at its sole cost and expense, promptly remove, or cause the removal of, any and all Hazardous Materials (other than Permitted Materials) or the effects thereof at any time identified as being on, in, under or affecting the Premises.

      Flood Hazard Area. Grantor represents that neither the Premises nor any part thereof is located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Grantor has obtained the applicable insurance required by Section 1.09.

    Further Assurances

    . Grantor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, transfers and assurances as Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Trustee and/or Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Trustee and/or Beneficiary, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Security Instrument and, on demand, will execute and deliver, and hereby irrevocably authorizes Beneficiary to execute (including in Grantor's name) and/or file, at any time and from time to time, one or more financing statements (including amendments), chattel mortgages or comparable security instruments, to evidence or perfect more effectively Beneficiary's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

    Filing and Recording of Documents

    . Grantor forthwith upon the execution and delivery hereof, and thereafter from time to time, will cause this Security Instrument, the Loan Agreement and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Beneficiary in, the Trust Property.

      Filing and Recording Fees and Other Charges. Grantor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any deed of trust supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any expenses (including reasonable attorneys' fees and disbursements) incurred by Beneficiary in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Security Instrument, any deed of trust supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

    Payment and Performance of Loan Documents

    . Grantor will punctually pay the principal and interest and all other sums to become due in respect hereof and of the Note and the Loan Agreement at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts. Grantor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in the Loan Documents, and will permit no failures of performance thereunder.

    Entity and Existence

    . Grantor represents that its correct legal name, jurisdiction of formation/existence and chief executive office or, if applicable, sole place of business are as set forth on the cover page hereof. Grantor further represents that it has delivered to Beneficiary a current, original certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia evidencing such formation and existence.

    After-Acquired Property

    . All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Trust Property, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by Grantor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the Granting Clause hereof, but at any and all times Grantor will execute and deliver to Trustee and/or Beneficiary any and all such further assurances, mortgages, deeds of trust, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

    Payment of Taxes and Other Charges

    . Grantor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utilities, and all other charges (public or private) whether of a like or different nature, imposed upon or assessed against it or the Trust Property or any part thereof or arising in respect of the occupancy, use or possession thereof. Grantor will, upon Beneficiary's request, deliver to Beneficiary receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other charges imposed upon or assessed against it or the Trust Property or any portion thereof.

    Beneficiary may, at its option after the occurrence and during the continuance of an Event of Default, to be exercised upon thirty (30) days' prior written notice to Grantor, require the deposit by Grantor, at the time of each payment of an installment of interest or principal under the Note (but no less often than monthly), of an additional amount sufficient to discharge the obligations under this clause (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Beneficiary, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made in good faith by Beneficiary. Such amounts shall be held by Beneficiary without interest and shall be applied to the payment of the obligations in respect of which such amounts were deposited or, at Beneficiary's option, to the payment of said obligations in such order or priority as Beneficiary shall determine, on or before the respective dates on which the same or any of them become due. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Grantor within ten (10) Business Days after demand shall deposit the amount of the deficiency with Beneficiary. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate, to the indebtedness hereby secured.

      Payment of Mechanics and Materialmen. Grantor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Trust Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Grantor and without expense to Beneficiary. Without limiting the generality of the foregoing, Grantor will discharge any mechanic's lien within thirty (30) days of notice of the same in case of the filing of any claims for lien or proceedings for the enforcement thereof.

      Good Faith Contests. Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Grantor by this Section so long as Grantor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Trust Property or any part thereof to satisfy the same; provided, however, that (i) during such contest Grantor shall, at Beneficiary's option, provide security satisfactory to Beneficiary, assuring the discharge of Grantor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest and (ii) if at any time payment of any obligation imposed upon Grantor by clause (a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Trust Property or any portion thereof because of non-payment, then Grantor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument. In the case of claims described in paragraph (b) of this Section 1.07, if Grantor shall fail, within sixty (60) days after a Responsible Officer obtains knowledge of same, either (i) to discharge or (ii) to contest claims asserted and give security in the manner provided in this paragraph (c), or having commenced to contest the same, and having given such security, shall fail to prosecute such contest with diligence, or to maintain such security for its full amount, or upon adverse conclusion of any such contest, to cause any judgment or decree to be satisfied and lien to be released, then and in any such event, Beneficiary may, at its election (but shall not be required to), procure the release and discharge of any claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, and any amounts so expended by Beneficiary, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall constitute advances covered by Section 1.10. In settling, compromising or discharging any claims for lien, Beneficiary shall not be required to inquire into the validity or amount of any such claim.

    Intentionally Omitted

    .

    Insurance.

      Grantor will at all times provide, maintain and keep in force:

        policies of insurance insuring the Premises, Improvements and Chattels, including 100% of the insurable replacement cost value of all tenant improvements and betterments that any Loan Document requires Grantor to insure, against all risks of loss to the Improvements customarily covered by so-called "Special Cause of Loss form" or "All-Risk" property policy as available in the insurance market on the Closing Date. Each such insurance policy shall cover: (i) 100% of the insurable replacement cost value of the Improvements; (ii) 100% of the insurable replacement cost value of all tenant improvements and betterments that any agreement requires Grantor to insure; and (iii) loss of the undamaged portion of the Premises, Improvements and Chattels and additional expense of demolition and increased cost of construction, including, without limitation, increased costs that arise from any changes in laws or other legal requirements with respect to such restoration, in an amount as is acceptable to Beneficiary. Each such insurance policy shall contain an agreed amount endorsement or a coinsurance waiver and a replacement cost value endorsement without reduction for depreciation. The policies shall cover at least the following perils: building collapse, fire, flood, windstorm, earthquake, acts of terrorism (certified and non-certified), impact of vehicles and aircraft, lightning, malicious mischief, and vandalism (earthquake and flood may have a sub-limit of such amount as is acceptable to Beneficiary). Such insurance policy shall name Grantor as the insured and shall also name Beneficiary as mortgagee under a non-contributing New York standard mortgagee clause or equivalent endorsement satisfactory to Beneficiary for real property;

        policies of insurance insuring the Premises against the loss of "rental value" of the Premises arising out of the perils insured against pursuant to clause (i) above and (iii) and (iv) below, on a loss sustained basis in an amount equal to not less than one (1) year's gross "rental value" of the Improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped, (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Grantor and (C) the fair rental value of any portion of such buildings which is occupied by Grantor. In addition, this insurance shall be endorsed to include an extended period of indemnity of three hundred sixty five (365) days. Grantor hereby assigns the proceeds of such insurance to Beneficiary, to be applied by Beneficiary in payment of the interest and principal on the Note, insurance premiums, taxes, assessments and private impositions until such time as the Improvements shall have been restored and placed in full operation, at which time, provided Grantor is not then in default hereunder, the balance of such insurance proceeds, if any, held by Beneficiary shall be paid over to Grantor;

        comprehensive boiler and machinery insurance providing coverage for all mechanical and electrical equipment in amounts not less than $20,000,000 per accident (during periods of construction, this coverage shall be provided once electrical equipment is energized). Such insurance shall name the beneficiary as mortgagee on a form acceptable to Beneficiary;

        if all or part of the Premises are located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided, however, that Beneficiary reserves the right to require flood insurance in excess of said limit up to the amount provided in clause (i) above, or other such amount that is acceptable to the beneficiary. Regardless of the flood zone, the minimum amount of coverage required by this subsection for loss caused by floods shall not be less than $20,000,000 or such other amount as is acceptable to Beneficiary;

        commercial general liability insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, with a limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate on a per location. Such policies shall name Beneficiary as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Beneficiary;

        commercial automobile liability insurance covering all owned (if any) hired and non-owned automobiles in amounts not less than $1,000,000 per accident;

        workers compensation and employers liability (and if required, disability) insurance covering the statutory requirements of the jurisdiction in which the Premises are located;

        umbrella liability insurance in excess of the insurance required in clause (a)(v) through (vii) in amounts no less than $50,000,000 per occurrence and in the aggregate, per location; and

        such other insurance, and in such amounts, as may from time to time be reasonably required by Beneficiary that are commonly required to be maintained by institutional lenders for properties similar to the Trust Property against the same or other insurable hazards.

      INTENTIONALLY OMITTED.

      All policies of insurance required under this Section 1.09 (i) shall be issued by companies having Best's ratings of A:X or better as published in Best's latest rating guide, or as otherwise agreed by Beneficiary, that are licensed in the jurisdiction in which the Premises are located and that are otherwise reasonably acceptable to Beneficiary, (ii) shall be subject to the approval of Beneficiary as to amount, content, form and expiration date, (iii) except for the liability policies described in clauses (a)(v) through (viii) above, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Beneficiary, and (iv) shall provide that the proceeds thereof shall be payable to Beneficiary. Beneficiary shall be furnished with the original of each policy required hereunder, which policies shall provide that they shall not lapse, nor be modified or cancelled, without thirty (30) days' written notice to Beneficiary. Not later than ten (10) days prior to the expiration date of each of the insurance policy or policies required hereunder, Grantor shall deliver to Beneficiary a certificate of insurance, evidencing renewal of coverage as required herein or binders of all such renewal insurance policies, if available, provided that if the forgoing are not available as of such date, then Borrower shall deliver to Agent evidence reasonably satisfactory to Agent that the coverages required herein shall be timely renewed, and shall promptly deliver to Agent such certificates and/or binders once they are available however the certificates and or binders shall be delivered not later than the expiration of the current insurance policy or policies. Grantor shall furnish to Beneficiary, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies. In the event that Grantor does not deposit with Beneficiary a new certificate or policy of insurance with evidence of payment of premiums thereon at least ten (10) days prior to the expiration of any expiring policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Grantor agrees to repay to Beneficiary the premiums thereon promptly on demand, together with interest thereon at the Default Rate.

      Grantor may provide any required insurance under a blanket policy or policies covering the Improvements and other property and assets not part of this transaction, provided that any such blanket policy otherwise complies with the requirements for required insurance.

      Grantor hereby assigns to Beneficiary all proceeds of any insurance required to be maintained by this Section 1.09 which Grantor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels. All such insurance proceeds shall be payable to Beneficiary, and Grantor hereby authorizes and directs any affected insurance company to make payment thereof directly to Beneficiary. Grantor shall give prompt notice to Beneficiary of any casualty, whether or not of a kind required to be insured against under the policies to be provided by Grantor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction.

      In the event of the foreclosure hereof or other transfer of the title to the Trust Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

      Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09 unless Beneficiary is included thereon as a named insured with loss payable to Beneficiary under standard mortgagee endorsements of the character and to the extent above described. Grantor shall promptly notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary the policy or policies of such insurance.

      Any and all monies received as payment which Grantor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(iii) above) shall be paid over to Beneficiary and disbursed from time to time to Grantor in reimbursement of its costs and expenses incurred in the restoration of the Improvements in accordance with the provisions of Section 1.17 hereof. If the conditions for the advance of insurance proceeds for restoration set forth in Section 1.17 hereof are not satisfied within sixty (60) days of Beneficiary's receipt thereof or if the actual restoration shall not have been commenced within such period, Beneficiary shall have the option at any time thereafter to apply such insurance proceeds to the payment of the Note (without any prepayment or yield maintenance premium) and to interest accrued and unpaid thereon in such order and proportions as Beneficiary may elect.

    Protective Advances by Beneficiary

    . If Grantor shall fail to perform any of the covenants contained herein, Beneficiary may, after ten (10) days' notice to Grantor of Beneficiary's intent to make such advance, except in an emergency in which event notice shall not be required, make advances to perform the same on its behalf and all sums so advanced shall be added to the Debt and shall be secured hereby. Grantor will repay on demand all sums so advanced on its behalf together with interest thereon at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

    (a) Visitation and Inspection

    . Grantor will permit Beneficiary and any of Lenders, by their agents, representatives and attorneys, to visit and inspect all or any part of the Trust Property as more particularly provided in Section 6.14 of the Loan Agreement.

    (b) Estoppel Certificates. Grantor, within five (5) Business Days of receipt of a written request from Beneficiary (such request not to be made more than once in each calendar quarter absent an Event of Default or requirement by any Governmental Authority), will furnish a statement, duly acknowledged, of the amount due whether for principal or interest on the Loan and whether to its knowledge any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

    Maintenance of Premises and Improvements

    . Grantor will not commit any waste on the Premises or make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of construction or operation. Grantor will, at all times, maintain the Improvements and Chattels in good operating order and condition (ordinary wear and tear and casualty excepted) and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end (and, if a casualty has occurred, shall promptly restore the Improvements and Chattels pursuant to the provisions of this Security Instrument). The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Beneficiary's prior consent except where appropriate replacements free of superior title, liens and claims are immediately made of value at least equal to the value of the removed Chattels.

    Condemnation

    . Grantor, immediately upon a Responsible Officer obtaining knowledge of the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof (a "Condemnation"), will notify Beneficiary thereof. Beneficiary may participate in any such proceedings and may be represented therein by counsel of its selection. Grantor from time to time will deliver to Beneficiary all instruments reasonably requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall be disbursed to Grantor from time to time for restoration of the Improvements in accordance with the provisions of Section 1.17 hereof. As an additional condition to disbursement of any award or compensation, less Beneficiary's reasonable expenses for collecting and, if applicable, disbursing the award, or otherwise incurred in connection therewith, Beneficiary shall have reasonably determined that the restoration of the Improvements to an economically viable architectural whole can be completed by the then Maturity Date of the Note at a cost which does not exceed the amount of available condemnation award proceeds or, in the event that such proceeds are reasonably determined by Beneficiary to be inadequate, Beneficiary shall have received from Grantor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds. If the conditions for the advance of condemnation award proceeds for restoration set forth in the preceding sentence are not satisfied within sixty (60) days of Beneficiary's receipt thereof or if the actual restoration shall not have been commenced within such period, Required Lenders shall have the option at any time thereafter to apply such condemnation award proceeds to the payment of the Note and to interest accrued and unpaid thereon (at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as Beneficiary may elect.

    Leases.

      Grantor will not (i) execute an assignment of the rents or any part thereof from the Premises without Beneficiary's prior consent, (ii) terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, having an unexpired term of one (1) year or more, provided, however, that (A) the MeadWestvaco Lease (as defined in the Loan Agreement) may be terminated, cancelled or surrendered if the tenant thereunder has the unilateral right to do so under the MeadWestvaco Lease, and (B) any other lease may be terminated, cancelled or surrendered if, promptly following the termination, cancellation or surrender thereof, a new lease is entered into with a new lessee having a credit standing, in the reasonable judgment of Beneficiary, at least equivalent to that of the lessee whose lease was terminated, cancelled or surrendered, on substantially the same terms as the terminated, cancelled or surrendered lease, (iii) except as may be expressly permitted by the terms of the MeadWestvaco Lease, modify the MeadWestvaco Lease so as to shorten the unexpired term thereof, (iv) modify any lease other than the MeadWestvaco Lease so as to shorten the unexpired term thereof or so as to decrease, waive or compromise in any manner the amount of the rents payable thereunder or materially expand the obligations of the lessor thereunder, (v) accept prepayments of any installments of rents to become due under such leases more than thirty (30) days in advance, except prepayments in the nature of security for the performance of the lessees thereunder, (vi) except as may be expressly required pursuant to the terms of any lease, modify, release or terminate any guaranties of any such lease or (vii) in any other manner impair the value of the Trust Property or the security hereof in any material respect.

      Grantor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Grantor shall exercise its right to request such certificates within five (5) days of any demand therefor by Beneficiary and shall deliver copies thereof to Beneficiary promptly upon receipt. Grantor shall not enter into a Major Lease (as defined in the Loan Agreement) without the consent of Beneficiary.

      Each lease of the Premises, or of any part thereof, entered into after the Closing Date shall provide that; in the event of the enforcement by Beneficiary of the remedies provided for hereby or by law, the lessee thereunder will, upon request of any person succeeding to the interest of Grantor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Beneficiary or such successor in interest. Each lease entered into after the Closing Date shall also provide that, (x) the lease is subordinate to this Security Instrument (but shall also provide that Beneficiary, at its option, may subordinate this Security Instrument to such lease) and (y) upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment. In lieu of a particular lease containing the foregoing provisions, Grantor may obtain from the tenants under each lease a subordination, non-disturbance and attornment agreement in substantially Beneficiary's standard form or in such other form as may be acceptable to Beneficiary.

      Grantor shall deposit all tenant security deposits in respect of the Premises into an account with Beneficiary or as designated by Beneficiary, which deposits shall be held and disbursed to tenants as required under the terms of their respective leases.

    Premises Documents

    . Grantor shall (a) do all things reasonably necessary to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all obligations and agreements by such other parties to be complied with and performed thereunder and (b) deliver promptly to Beneficiary copies of any material notices which it gives or receives under any of the Premises Documents.

    Lien Laws

    . Subject to Grantor's right to contest liens pursuant to Section 1.07(c) hereof, Grantor will indemnify and hold Beneficiary and Lenders harmless against any loss or liability, cost or expense, including, without limitation, any judgments, reasonable attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Grantor of any applicable lien law.

    (a) Restoration.

  If the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice thereof to Beneficiary in accordance with Section 1.09(e) and the following provisions shall govern, unless Beneficiary has agreed to other arrangements in any subordination, non-disturbance and attornment agreement executed by Beneficiary and a particular tenant. Notwithstanding anything in this Section 1.17 to the contrary, provided that the MeadWestvaco Lease (as defined in the Loan Agreement) is then in full force and effect and MeadWestvaco Corporation is not in default beyond any applicable grace or cure period thereunder, Beneficiary shall make the proceeds of insurance maintained pursuant to Section 1.09(a)(i) hereunder and received by Beneficiary available for the restoration of the Trust Property, as more particularly provided in Section 21.4 of the MeadWestvaco Lease, but only if Grantor and Guarantor have delivered to Beneficiary a guaranty of completion with respect to the restoration, which guaranty of completion shall be in form and substance reasonably acceptable to Beneficiary.

  (i) In the case of a loss covered by Policies, Beneficiary may: (A) settle and adjust any claim without the consent of Grantor, or (B) allow Grantor to agree with the insurance company or companies on the amount to be paid upon the loss. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing and provided Grantor promptly files all claims and diligently prosecutes same, Grantor shall have the right to file, adjust, settle and prosecute any claim for such insurance proceeds; provided, however, that Grantor shall not agree to any adjustment or settlement of any such claim payable with respect to a casualty the insurance proceeds with respect to which are greater than $2,500,000.00 without Beneficiary's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by this Security Instrument and shall be reimbursed by Grantor to Beneficiary on demand.

  (ii) In the event of any insured damage to or destruction of the Trust Property or any part thereof (an "Insured Casualty") where the reasonably estimated cost of restoration of such insured damage or destruction exceeds $500,000.00 and: (A) the proceeds of insurance (plus the amount of any deductible) are sufficient to enable Grantor to fully restore the Trust Property; (B) the term of, and proceeds derived from, Grantor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Trust Property is undergoing restoration; (C) Beneficiary determines that the restoration is reasonably capable of being completed, and is actually completed at least 90 days prior to the Maturity Date; (D) the loan-to-value ratio upon completion of restoration is estimated, by an appraiser acceptable to Beneficiary, to be no greater than .7:1.0; (E) the restoration can be completed within 12 months from the date that the Insured Casualty occurred; and (F) the DSCR upon completion is reasonably anticipated to be not less than the Minimum DSCR, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or the part thereof subject to the Insured Casualty, as provided for below; and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the casualty, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the DSCR shall be calculated using the appraiser's estimate of NOI. If the reasonably estimated cost of restoration of such insured damage or destruction is less than $500,000.00 then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be made available to Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or the part thereof subject to the Insured Casualty, as provided for below; and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding.

  (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or the part thereof subject to the Insured Casualty, in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

  (iv) In the event that proceeds of insurance, if any, shall be made available to Grantor for the restoring, repairing, replacing or rebuilding of the Trust Property, Grantor hereby covenants to restore, repair, replace or rebuild the Trust Property to be of at least equal value and of substantially the same character as immediately prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications reasonably approved in advance by Beneficiary; provided, however, that Grantor shall pay all costs (and if required by Beneficiary, shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

  (v) In the event Grantor is entitled to reimbursement out of insurance proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with: (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Beneficiary's option, assurances reasonably satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Beneficiary may reasonably require and approve. Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time unless a smaller retainage is approved by Beneficiary. Funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Beneficiary's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of insurance proceeds held by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Grantor, provided such restoration was performed in accordance with the provisions of this Section and Grantor is not then in default of its obligations under the Loan Documents continuing beyond all applicable notice and grace periods, if any.

  (b) If the Trust Property shall be the subject of a Condemnation, in whole or in part, Grantor shall give prompt notice thereof to Beneficiary in accordance with Section 1.09(e) and the following provisions shall govern, unless Beneficiary has agreed to other arrangements in any subordination, non-disturbance and attornment agreement executed by Beneficiary and a particular tenant.

  (i) In the case of a Condemnation, Beneficiary may: (A) settle and adjust any claim without the consent of Grantor, or (B) allow Grantor to agree with the condemning authority on the amount to be paid upon the Condemnation; provided, however, that Grantor may adjust and collect losses aggregating not in excess of $500,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Beneficiary shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds in excess of $500,000.00. The expenses incurred by Beneficiary in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by the Security Instrument and shall be reimbursed by Grantor to Beneficiary on demand.

  (ii) In the event of any Condemnation affecting all or any portion of the Trust Property or any part thereof where the reasonably estimated cost of restoration of such Condemnation exceeds $500,000.00 and: (A) the Condemnation award or proceeds are sufficient to enable Grantor to fully restore the Trust Property; (B) the term of, and proceeds derived from, Grantor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Trust Property is undergoing restoration; (C) Beneficiary determines that the restoration is reasonably capable of being completed, and is actually completed at least 90 days prior to the Maturity Date; (D) the loan-to-value ratio upon completion of restoration is estimated, by an appraiser acceptable to Beneficiary, to be no greater than .7:1.0; (E) the restoration can be completed within 12 months from the date that the Condemnation occurred; and (F) the DSCR upon completion is reasonably anticipated to be not less than the Minimum DSCR, then, if no Event of Default shall have occurred and be continuing, the Condemnation award or proceeds shall be applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or the part thereof subject to the Condemnation, as provided for below; and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the 12 calendar month period immediately preceding the Condemnation, unless the appraiser referenced in clause (D) above estimates that NOI after the restoration will be more than ten (10%) percent less than NOI for such 12 calendar month period, in which case the DSCR shall be calculated using the appraiser's estimate of NOI. If the reasonably estimated cost of such restoration is less than $500,000.00 then, if no Event of Default shall have occurred and be continuing, the Condemnation award or proceeds shall be made available to Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or the part thereof subject to the Condemnation, as provided for below; and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding.

  (iii) Except as provided above, the award or proceeds collected upon any Condemnation shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or the part thereof subject to the Condemnation in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

  (iv) In the event that a Condemnation award or proceeds, if any, shall be made available to Grantor for the restoring, repairing, replacing or rebuilding of the Trust Property, Grantor hereby covenants to restore, repair, replace or rebuild the Trust Property to be of at least equal value and of substantially the same character as immediately prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications reasonably approved in advance by Beneficiary; provided, however, that Grantor shall pay all costs (and if required by Beneficiary, shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or proceeds made available pursuant to the terms hereof.

  (v) In the event Grantor is entitled to reimbursement out of proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with: (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Beneficiary's option, assurances reasonably satisfactory to Beneficiary that such funds are available, sufficient in addition to the Condemnation award or proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Beneficiary may reasonably require and approve. Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety (90%) percent of the value of the work performed from time to time unless a smaller retainage is approved by Beneficiary. Funds other than the Condemnation award or proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Beneficiary's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Condemnation award or proceeds held by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Grantor, provided such restoration was performed in accordance with the provisions of this Section, and Grantor is not then in default of its obligations under the Loan Documents continuing beyond all applicable notice and grace periods, if any.

  EVENTS OF DEFAULT AND REMEDIES

    Events of Default and Certain Remedies

    . If one or more of the following Events of Default shall happen, that is to say:

      if (i) default shall be made in the payment of any principal and/or interest under the Note when and as the same becomes due and payable, whether by maturity or by acceleration or otherwise, as herein or in the Note or Loan Agreement provided; or (ii) default shall be made in the payment of any fees or other sums (other than principal and interest) under the Note or the Loan Agreement, in any such case, when and as the same shall become due and payable, whether as part of any payment or prepayment or otherwise, in each case, as herein or in the Note or Loan Agreement provided, and such default shall have continued for a period of ten (10) days after delivery of written notice from Beneficiary; or (iii) default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) Business Days after Grantor's receipt of notice of such default from the applicable taxing authority or from Beneficiary (except to the extent such amounts are being contested pursuant to Section 1.07(c)); or

      if default shall be made in the due observance or performance of any covenant, condition or agreement in the Note, the Loan Agreement, this Security Instrument, any guaranty or indemnity executed by Guarantor or in any other document executed or delivered to Beneficiary or Lenders in connection with the Loan (other than Section 9.02 of the Loan Agreement (it being understood that the failure to achieve the Minimum DSCR required by Section 9.02 of the Loan Agreement shall not constitute an Event of Default, but shall instead entitle Beneficiary to take certain actions as more particularly provided in the Loan Agreement and the Cash Management Agreement) or any such covenant, condition or agreement specifically provided for elsewhere in this Section 2.01), and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to Grantor by Beneficiary, or, in the case of such other documents, such shorter grace period, if any, as may be provided for therein; provided, however, that Grantor shall have such additional time in which to cure such default as is reasonably necessary if, by the reason of the nature thereof, such default cannot be cured by the payment of money and cannot by due diligence be wholly cured within said thirty (30) day period and Grantor has made diligent efforts to cure such default within the period aforesaid and thereafter prosecutes the curing of such default diligently and continuously to a cure within ninety (90) days thereafter, provided, further, that in no event shall such default result in an extension of the Maturity Date (as defined in the Loan Agreement); or

      if any representation or warranty made by Grantor in Section 1.01 shall be incorrect in any material respect when made, or if any other representation or warranty made to Beneficiary or Lenders in this Security Instrument, any other Loan Document, or in any other document, certificate or statement executed or delivered to Beneficiary or Lenders in connection with the Loan shall be incorrect in any material respect when made; or

      if by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Trust Property or any part thereof, or of Grantor shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment; or

      if Grantor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar federal or state law, or if, by decree of a court of competent jurisdiction, Grantor shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property; or

      if any of the creditors of Grantor shall file a petition in bankruptcy against Grantor or for reorganization of Grantor pursuant to the Federal Bankruptcy Act or any similar federal or state law, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed; or

      if final judgment for the payment of money in excess of $500,000.00 individually or $1,000,000.00 in the aggregate (in either case not adequately covered by insurance as to which a solvent insurance company has affirmatively accepted coverage in writing) shall be rendered against Grantor and Grantor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

      if any of the events enumerated in clauses (d) through (f) of this Section 2.01 shall happen to Guarantor or any of its property; or

      if final judgment for the payment of money in excess of $5,000,000 individually or $10,000,000 in the aggregate (in either case not adequately covered by insurance as to which a solvent insurance company has affirmatively accepted coverage in writing) shall be rendered against Guarantor and Guarantor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

      intentionally omitted; or

      if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Trust Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto; or

      if there shall occur a material default by Grantor which is not cured within thirty (30) days or such shorter applicable grace period, if any, under any of the Premises Documents; or if any of the Premises Documents is amended, modified, supplemented or terminated without Beneficiary's prior consent and such amendment, modification, supplement or termination could reasonably be expected to be materially adverse to the interest of Beneficiary; or

      if, except as contemplated or permitted by the Loan Agreement or any other Loan Document, Grantor shall Transfer, or agree to Transfer (or suffer or permit the Transfer or agreement to Transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Trust Property, or any interest or rights therein (including air or development rights) or any interest in Grantor without, in any such case, the prior written consent of the Required Lenders; or

      if, except as contemplated or permitted by the Loan Agreement, Grantor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Trust Property, or any interest or rights therein (including air or development rights) or any interest in Grantor without, in any such case, the prior written consent of the Required Lenders; or

      subject to the provisions of Section 1.07 hereof, if the Trust Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days; or

      if a default shall occur under Section 9.01 of the Loan Agreement; or

      if a monetary or other material default shall occur under the MeadWestvaco Lease and such default continues for ninety (90) days beyond all applicable grace or cure periods thereunder; or

      if Grantor shall be in default under Section 1.09 or Section 1.13 hereof,

    then and in every such case:

    I. Beneficiary may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything herein or in the Note or the Loan Agreement to the contrary notwithstanding.

    II. Beneficiary personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and is hereby given a right and license and appointed Grantor's attorney-in-fact and exclusive agent to do so, and may exclude Grantor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Beneficiary, at the expense of the Trust Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Trust Property, whereof it shall become possessed as aforesaid, may make such changes in the Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Trust Property, Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case Beneficiary shall have the right to manage and operate the Trust Property and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise as it shall deem best; and Beneficiary shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Grantor; and in furtherance of such right Beneficiary may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Beneficiary of all rents due and to become due under its lease, and Grantor FOR THE BENEFIT OF BENEFICIARY AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Beneficiary's statement of default and shall unequivocally be authorized to pay said rents to Beneficiary without regard to the truth of Beneficiary's statement of default and notwithstanding notices from Grantor disputing the existence of an Event of Default such that the payment of rent by the lessee to Beneficiary pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Grantor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Trust Property or any part thereof, as well as just and reasonable compensation for the services of Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, Beneficiary shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable and in such order and proportions as Beneficiary shall elect and second, to the payment of any other sums required to be paid by Grantor hereunder or under the Loan Agreement.

    III. Trustee and/or Beneficiary, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

    (1) sell the Trust Property to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, at one or more sales as an entity or in parcels or parts, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

    (2) institute proceedings for the complete or partial foreclosure hereof, whether by judicial foreclosure or non-judicial foreclosure; or

    (3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, the Loan Agreement or herein, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

    Other Matters Concerning Sales

    .

      Trustee and/or Beneficiary may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee and/or Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

      Upon the completion of any sale or sales made by Trustee and/or Beneficiary under or by virtue of this Article II, Trustee and/or Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee and Beneficiary is each hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Trustee and/or Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if requested by Trustee and/or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee and/or Beneficiary or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Trustee and/or Beneficiary, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

      In the event of any sale or sales made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Grantor pursuant hereto or to the Loan Agreement, immediately thereupon shall, anything in any of said documents to the contrary notwithstanding, become due and payable.

      Except as otherwise required by applicable law, the purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Beneficiary hereunder, whether under the provisions of this Article II or otherwise, shall be applied as follows:

      First: To the payment of the costs and expenses of such sale, including reasonable compensation to Trustee, Beneficiary, their respective agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee, Beneficiary or Lenders hereunder, and also including reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred and including, without limitation, reasonable attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under any applicable bankruptcy or insolvency law, together with interest at the Default Rate on all advances made by Beneficiary or Lenders, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Trust Property shall have been sold.

      Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default, in such order and amounts as Beneficiary may elect.

      Third: To the payment of any other sums required to be paid by Grantor pursuant to any provision hereof or of the Note or the Loan Agreement, including all expenses, liabilities and advances made or incurred by Beneficiary hereunder or in connection with the enforcement hereof, together with interest at the Default Rate on all such advances.

      Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

      Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct hereunder.

    Payment of Amounts Due.

      In case an Event of Default shall have happened and be continuing, then, upon demand of Beneficiary, Grantor will pay to Beneficiary the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Beneficiary interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Grantor pursuant to any provision hereof or of the Loan Agreement, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Beneficiary, its agents and counsel and any expenses incurred by Beneficiary hereunder. In the event Grantor shall fail forthwith to pay all such amounts upon such demand, Beneficiary shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Grantor and collect, out of the property of Grantor wherever situated, as well as out of the Trust Property, in any manner provided by law, moneys adjudged or decreed to be payable.

      Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Trust Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Beneficiary shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder or under the Loan Agreement or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Beneficiary shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, and all other payments, charges and costs due hereunder or under the Loan Agreement or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Trust Property, provided, however, that in no case shall Beneficiary receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Trust Property and the distribution from the estate of Grantor.

      No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien hereof upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

      Any moneys thus collected by Beneficiary under this Section 2.03 shall be applied by Beneficiary in accordance with the provisions of clause (d) of Section 2.02.

    Actions; Receivers

    . After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Beneficiary to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Grantor pursuant to any provision hereof or of the Loan Agreement or of any other nature in aid of the enforcement of the Note or hereof or of the Loan Agreement. Grantor will (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding and (b) if requested by Beneficiary, will waive service and consent to the appointment of a receiver or receivers of all or part of the Trust Property and of any or all of the Rents in respect thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Security Instrument or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Beneficiary, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without the giving of notice or demand to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

    Beneficiary's Right to Possession

    . Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of the Trust Property or any part thereof, Beneficiary shall be entitled to retain possession and control of all property now or hereafter held hereunder, unless Beneficiary is otherwise directed by court order.

    Remedies Cumulative

    . No remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Beneficiary may be exercised from time to time as often as may be deemed expedient by Beneficiary. Nothing herein or in the Note or the Loan Agreement shall affect the obligation of Grantor to pay the principal of, and interest and other sums on, the Note and the Loan Agreement in the manner and at the time and place therein respectively expressed.

    Moratorium Laws; Right of Redemption

    . Grantor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Trust Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Grantor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Trust Property marshaled upon any foreclosure hereof.

    Grantor's Use and Occupancy after Event of Default

    . During the continuance of any Event of Default and pending the exercise by Beneficiary of its right to exclude Grantor from all or any part of the Premises, Grantor agrees to pay the fair and reasonable rental value for the use and occupancy of the Premises or any portion thereof which are actually occupied by Grantor or any of its affiliates for such period and, upon default of any such payment, will vacate and surrender possession of the Premises to Beneficiary or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of premises for non-payment of rent, however designated.

    Beneficiary's Rights Concerning Application of Amounts Collected

    . Notwithstanding anything to the contrary contained herein, but except (i) as provided in Section 2.02(d) or Article III of this Security Instrument, (ii) as to the proceeds of any sale under Article II or Article III of this Security Instrument, or (iii) as provided in the Cash Management Agreement, then, in each case, upon the occurrence and during the continuation of an Event of Default, Beneficiary may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or the Loan Agreement or otherwise in respect of the Loan in such order and amounts, and to such obligations, as Beneficiary shall elect in its sole and absolute discretion.

    Trustee's Fees; Substitute Trustee.

      Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

      Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof (but not in excess of the amount set forth in Section 3.17(b)(iii) hereof. Beneficiary may remove Trustee at any time or from time to time and select one or more successor trustees. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint one or more successor trustees, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor or successors. Any such successor trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

    Power of Sale.

  (a) Upon the occurrence of an Event of Default, Trustee, or the agent or successor of Trustee, at the request of Beneficiary, shall sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public auctions in accordance with the terms and provisions of the law of the State in which the Trust Property is located. Such sale shall be made at the front entrance of the Circuit Courthouse of the City of Richmond (and without the necessity of having any personal property hereby secured present at such sale), or at the area at the courthouse designated in the notice of sale as the area in which the sale will take place, on such day and at such times as permitted under applicable law of the State where the Trust Property is located, after advertising the time, place and terms of sale and that portion of the Trust Property in accordance with such law, and after having mailed written or printed notice of the proposed sale by certified mail on each Grantor obligated to pay the indebtedness secured by this Security Instrument according to the records of Beneficiary in accordance with applicable law. At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Trust Property or any part of the Trust Property in fee simple. In the event of any sale under this Security Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Trust Property may be sold in its entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee may sell the personal property covered by this Security Instrument at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State in which the Trust Property is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Trust Property is sold or the Debt is paid in full. If the Debt is now or hereafter further secured by any chattel mortgages, pledges, contracts or guaranty, assignments of lease, or other security instruments, Beneficiary at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Beneficiary may determine.

  (b) Upon any foreclosure sale or sales of all or any portion of the Trust Property under the power herein granted, Beneficiary may bid for and purchase the Trust Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

  MISCELLANEOUS

    Assignment of Rents

    . This Security Instrument constitutes a present, absolute, unconditional and irrevocable assignment of all of the Rents now or hereafter accruing, and Grantor, without limiting the generality of the Granting Clause hereof, specifically hereby presently, absolutely, unconditionally and irrevocably assigns, transfers and sets over all of the Rents now or hereafter accruing to Beneficiary. The aforesaid assignment shall be effective immediately upon the execution hereof and is not conditioned upon the occurrence of any Event of Default or any other contingency or event, provided, however, that Beneficiary hereby grants to Grantor the right and license to collect and receive the Rents as they become due, and not in advance, so long as no Event of Default exists hereunder. Immediately upon the occurrence of any such Event of Default, the foregoing right and license shall be automatically terminated and of no further force or effect. Nothing contained in this Section or elsewhere herein shall be construed to make Beneficiary a mortgagee in possession unless and until Beneficiary actually takes possession of the Trust Property, nor to obligate Beneficiary to take any action or incur any expense or discharge any duty or liability under or in respect of any leases or other agreements relating to the Trust Property or any part thereof.

    Security Agreement

    . This Security Instrument constitutes a security agreement under the applicable Uniform Commercial Code with respect to the Chattels and such other of the Trust Property which is personal property. Grantor agrees that it will not terminate or amend any financing statements filed in connection with the Loan without Beneficiary's prior consent. In addition to the rights and remedies granted to Beneficiary by other applicable law or hereby, Beneficiary shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the applicable Uniform Commercial Code. Upon Beneficiary's request, Grantor shall promptly and at its expense assemble the Chattels and such other personal property and make the same available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand, with interest at the Default Rate, any and all expenses, including reasonable attorneys' fees, incurred by Beneficiary in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Chattels and such other personal property sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute reasonable notice to Grantor. The proceeds of any such sale or disposition, or any part thereof, may be applied by Beneficiary to the payment of the indebtedness secured hereby in such order and proportions as Beneficiary in its discretion shall deem appropriate.

    Application of Certain Payments

    . In the event that all or any part of the Trust Property is encumbered by one or more deeds of trust held by Beneficiary, Grantor hereby irrevocably authorizes and directs Beneficiary to apply any payment received by Beneficiary in respect of any note secured hereby or by any other such deed of trust to the payment of such of said notes as Beneficiary shall elect in its sole and absolute discretion, and Beneficiary shall have the right to apply any such payment in reduction of principal and/or interest and in such order and amounts as Beneficiary shall elect in its sole and absolute discretion without regard to the priority of the deed of trust securing the note so repaid or to contrary directions from Grantor or any other party.

    Severability

    . In the event anyone or more of the provisions contained herein or in the Note or the Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Security Instrument shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein, provided, however, that if such provision held to be invalid, illegal or unenforceable relates to the payment of any sum under the Note or any other material monetary sum, then Beneficiary may, at the option of the Required Lenders, declare the indebtedness and any other sums secured hereby to be immediately due and payable.

    Modifications and Waivers

    . No provision hereof may be changed, waived, discharged or terminated orally or by any other means except as provided in Section 8.05 of the Loan Agreement. Any agreement hereafter made by Grantor and Beneficiary relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

    Notices, Etc

    . All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented in accordance with Section 8.04 of the Loan Agreement.

    Successors and Assigns

    . All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the respective successors and permitted assigns of Grantor, Beneficiary and Trustee.

    Limitation on Interest

    . Regardless of any provision contained herein or in any of the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the applicable limits now or hereafter imposed by any applicable state or federal interest rate laws to which Beneficiary and/or Lenders may be subject. If any payments in the nature of interest, fees and other charges made hereunder or under the Note or other Loan Documents are held to be in excess of the applicable limits imposed by any such applicable state or federal interest rate laws, it is agreed that any such amount held to be in excess shall be considered payment of principal under the Note and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, fees and other charges shall not exceed the applicable limits imposed by any such applicable state or federal interest rate laws in compliance with the desires of Grantor, Beneficiary and Lenders.

    Counterparts

    . This Security Instrument may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Security Instrument.

    Substitute Security Instruments

    . Grantor and Beneficiary shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute Security Instruments, so as to create two (2) or more liens on the Trust Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Maximum Principal Amount; in such event, Grantor covenants and agrees to pay the reasonable fees and expenses of Beneficiary and its counsel in connection with any such modification.

    Lenders' Sale of Interests in Loan

    . Grantor recognizes that, subject to the terms of the Loan Agreement, Lenders may sell and transfer interests in the Loan to one or more participants or assignees.

    Governing Law

    . This Security Instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

    CERTAIN WAIVERS

    . GRANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY BENEFICIARY OR LENDERS ASSERTING AN EVENT OF DEFAULT HEREUNDER, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING IN THIS SECTION SHALL PREVENT OR PROHIBIT GRANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST BENEFICIARY OR ANY LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

    Satisfaction

    . Upon payment in full of all sums, and the performance of all obligations, secured hereby in accordance with the terms and conditions of this Security Instrument and the other Loan Documents, Beneficiary shall deliver a satisfaction or release or reconveyance of this Security Instrument or, at Grantor's option to be exercised in writing, an assignment hereof, in either case in proper form for recording. As a condition to any such satisfaction or assignment, Grantor covenants and agrees to pay Beneficiary's reasonable fees and expenses (including attorneys' fees and expenses) in connection therewith. Upon any such satisfaction or assignment, Beneficiary and Lenders and Trustee shall, automatically and without the need for any further documentation, be absolutely and unconditionally released from any and all claims or liabilities in connection with the Loan. In addition, Grantor hereby indemnifies and agrees to hold Beneficiary and Lenders and Trustee harmless from and against any and all claims and liabilities arising out of the satisfaction or assignment hereof, such indemnification to survive any such satisfaction or assignment.

    Other Liens; Subrogation

    . In the event any or all of the proceeds of the indebtedness secured hereby have been used to extinguish, extend or renew any indebtedness heretofore existing against the Trust Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind, such proceeds have been advanced by Lenders and/or Beneficiary at Grantor's request, and, to the extent of such funds so used, the indebtedness hereby secured shall be subrogated to all of the rights, claims, liens, titles and interest heretofore existing against the Trust Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of Lenders and/or Beneficiary, as the case may be, and shall not be merged with the lien and security for the repayment of the indebtedness hereby secured. Notwithstanding the foregoing, Beneficiary acknowledges (and has required as a condition precedent to the closing of the Loan) that the deed of trust securing such extinguished and paid indebtedness be terminated and released from title to the Trust Property.

    Interest Rate Protection Agreement

    . The parties hereto agree that all sums that may or shall become due and payable by the Grantor to the Beneficiary in accordance with any Interest Rate Protection Agreement shall be deemed to constitute additional interest on the indebtedness represented by, and shall be evidenced by, the Note, shall be secured by this Security Instrument and shall constitute part of the Debt. The lien of this Security Instrument insofar as it secures payment of sums that may or shall become due and payable by the Grantor to the Beneficiary in accordance with any Interest Rate Protection Agreement is and shall continue to be equal in lien to the lien of this Security Instrument insofar as it secures the payment of the balance of the Debt. The parties hereto agree that, if the Note shall be declared to be immediately due and payable as the result of an occurrence of an Event of Default or if the Note is not paid in full at maturity, then all sums that become available to the Beneficiary as the result of the foreclosure of this Security Instrument shall be applied to sums due under the Interest Rate Protection Agreement and to the balance of the Debt in the same proportion that such sums bear to such balance. The terms, covenants and conditions of the Interest Rate Protection Agreement are incorporated herein by this reference with the same effect as if the same were fully set forth in this Security Instrument.

    State-Specific Provisions

    . To the extent of any conflict between the terms and provisions of this Section 3.17 and the other terms and provisions of this Security Instrument, the terms and provisions of this Section 3.17 shall govern and control the rights and obligations of the parties.

      This Security Instrument is made under and pursuant to the provisions of the Code of Virginia, Sections 55-58.2, 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4, 55-60 and 55-63 of the Code of Virginia (1950), as amended, and shall be construed to impose and confer upon the parties hereto and Beneficiary all rights, duties, and obligations prescribed by said Sections, as amended, except as herein otherwise restricted, expanded or changed, including, without limitation, the following rights, duties and obligations described in short form:

        Renewal, extension, or reinstatement is permitted.

        Substitution of trustees collectively or of any of them individually by the Beneficiary is permitted for any reason whatsoever, and any number of times without exhaustion of the right to do so.

        Trustee's commission in the event of advertisement but payment before sale, reasonable fees equal to the Trustee's actual out of pocket expenses in connection therewith but in no event in excess of the lesser of (A) $5,000.00, or (B) two and one-half percent (2 1/2%) of the outstanding indebtedness.

        Any trustee may act.

        The trustee may require a deposit in it discretion to accompany each bid at foreclosure sale or sale in lieu thereof.

        Advertisement required: Once a week for two consecutive weeks in a newspaper having general circulation in the jurisdiction where the Trust Property is located.

        Upon the occurrence and during the continuation of any Event of Default, Trustee, at the direction of Beneficiary, may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Beneficiary against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued singly, successively, independently (without constituting an election of remedies), concurrently or otherwise, at such times and in such order as Trustee at the direction of Beneficiary may determine in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Beneficiary:

          declare the entire debt to be immediately due and payable;

          institute proceedings for the complete foreclosure of this Security Instrument in which case the Trust Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

          with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the debt then due and payable, subject to the continuing lien of this Security Instrument for the balance of the debt not then due;

          sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

          institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note;

          recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument; and

          exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

        To the fullest extent permitted by law, the proceeds of any sale under this Security Instrument shall be applied, to the extent funds are so available, to the following items in such order as Beneficiary in its discretion may determine:

          To payment of the reasonable costs, expenses and fees of taking possession of the Trust Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing rights and remedies hereunder and under the other Loan Documents of Beneficiary, including, but not limited to, trustee's fees and costs, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

          To payment of all sums expended by Beneficiary under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Rate.

          To payment of the interest, principal, and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Rate, in any order that Beneficiary chooses in its sole discretion.

          The, remainder, if any, of such funds shall be disbursed to Grantor or to the person or persons legally entitled thereto.

        To the extent permitted by applicable law, Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

        Upon the completion of any sale or sales made by Beneficiary under or by virtue of this paragraph, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Each of Beneficiary and Trustee are hereby irrevocably appointed the true and lawful attorney of Grantor, in his name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary or Trustee (as directed by Beneficiary) may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this paragraph shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor. Trustee shall not exercise the power of attorney set forth herein except as directed by Beneficiary to do so in writing.

        Upon any sale made under or by virtue of this paragraph, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Security Instrument.

        No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Security Instrument upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

      This instrument was prepared outside of the Commonwealth of Virginia.

      Beneficiary has executed this Security Instrument as secured party under the Uniform Commercial Code, it being intended that this Security Instrument be a security agreement and create a valid security interest in the property herein described.

      Time is of the essence with respect to the performance by Grantor of each of its obligations hereunder.

      The loan secured by this Security Instrument has been made by Beneficiary, and the proceeds thereof are being used by Grantor, for commercial purposes, and not for personal, family or household use.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Security Instrument has been duly executed and delivered by Grantor, with the intent that this shall be deemed an instrument under seal.

FOUNDRY PARK I, LLC,
a Virginia limited liability company

By: NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation, its Manager

By: /s/ Bruce R. Hazelgrove, III

Name: Bruce R. Hazelgrove, III

Title: Vice President

Contact address of signatory:

c/o Foundry Park I, LLC

330 South Fourth Street

Richmond, Virginia 23219

COMMONWEALTH OF VIRGINIA ]
] SS.
CITY OF RICHMOND ]

I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Bruce R. Hazelgrove, III, personally appeared before me in said jurisdiction, being personally well known (or satisfactorily proven) to me to be the person named as Vice President of NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation and the manager of FOUNDRY PARK I, LLC, a Virginia limited liability company, in the foregoing Security Instrument bearing date as of the 28th day of January, 2010, who, being by me first duly sworn, acknowledged said instrument to be his free act and deed, that he executed and delivered the same as such.

WITNESS my hand and official seal this 26 day of January, 2010.

/s/ Diane M. Hazelwood

Notary Public

My Commission Expires: Diane M. Hazelwood

Notary Public

Commonwealth of Virginia

222147

My Commission Expires: May 31, 2011

My Commission Expires:

Schedule A

(Land Description)

ALL that certain lot, piece or parcel of land with all improvements thereon and appurtenances thereunto belonging, situated in the City of Richmond, Virginia, containing 3.155 acres, as shown on that certain plat of survey prepared by Draper Aden Associates, dated October 3, 2009, entitled "ALTA/ACSM LAND TITLE SURVEY OF 3.155 ACRES OF LAND LOCATED AT THE NORTHWEST CORNER OF TREDEGAR AND SOUTH SEVENTH STREETS, MEADWESTVACO HEADQUARTERS, CITY OF RICHMOND, VIRGINIA" to which plat reference is hereby made for a more particular description of the property and being more particularly described as follows:

Beginning at a lead hub at the intersection of the western Right-Of-Way line of South 7th Street and the southern Right-Of-Way line of Byrd Street, said point being the remote point of beginning; thence along the western Right-Of-Way line of South 7th Street in a southerly direction 169.63 feet to a lead hub set, said lead hub being the true point and place of beginning; thence continuing along the western Right-Of-Way line of South 7th Street, S36-30-37W for a distance of 157.07 feet to a lead hub set; thence S36-56-07W for a distance of 29.93 feet to a brick nail set; thence S36-31-34W for a distance of 202.10 feet to a lead hub set; thence leaving the western Right-Of-Way line of South 7th Street and along a tangent curve to the right on the northern Right-Of-Way line of Tredegar Street for a distance of 19.43 feet, said curve having a radius of 23.26 feet, a chord of 18.87 feet at S60-27-39W to a brick nail set; thence continuing along the northern Right-Of-Way line of Tredegar Street the following courses: S84-23-44W for a distance of 9.34 feet to a point; thence along a curve to the left for a distance of 52.44 feet to a rod set, said curve having a radius of 70.00 feet and a chord of 51.22 feet at S62-56-06W; thence along a curve to the right for a distance of 46.36 feet to a brick nail set, said curve having a radius of 50.00 feet and a chord of 44.72 feet at S68-02-18W; thence N85-23-49W for a distance of 206.47 feet to a brick nail set; thence along a curve to the left for a distance of 5.73 feet to a point, said curve having a radius of 614.62 feet and a chord of 5.73 feet at N85-39-51W; thence leaving the northern line of Tredegar Street and along the lands of Foundry Park II LLC., the following courses: N37-11-22E for a distance of 251.52 feet to a point; thence N52-48-38W for a distance of 36.89 feet to a point; thence N37-11-22E for a distance of 355.64 feet to a p.k. nail set; thence leaving said lands and with the lands of the Federal Reserve Bank of Richmond, S53-44-53E for a distance of 270.87 feet to the point and place of beginning and containing 3.155 Acres.

BEING the same real estate conveyed to Foundry Park I, LLC, a Virginia limited liability company, by deed from Ethyl Corporation, a Virginia corporation, dated December 14, 2006, and recorded in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 06-43681.

TOGETHER WITH (i) that certain non-exclusive, perpetual easement of passage and use for vehicular and/or pedestrian ingress and egress, in common with the employees, invitees, guests, contractors (and their subcontractors) of Federal Reserve Bank of Richmond and the tenants (and their subtenants), if any, of the Federal Reserve Bank of Richmond Building (the "FBR Users"), over and across the Access Road and from the above described property to and from South 5th Street and South 7th Street, and (ii) that certain non-exclusive, perpetual easement of use, in common with the FRB Users, of the Common Elements located on the FBR Parcel as created and more particularly described in that certain Agreement of Easements, Covenants and Restrictions dated August 12, 2005, between Ethyl Corporation, a Virginia corporation and Federal Reserve Bank of Richmond, a United States Corporation, recorded on December 22, 2005, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 05-44873, as amended by that certain First Amendment to The Agreement of Easements, Covenants and Restrictions dated August 21, 2006, between Ethyl Corporation, a Virginia corporation and Federal Reserve Bank of Richmond, recorded on August 22, 2006, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 06-29024.

TOGETHER WITH those certain non-exclusive reciprocal easements over, through and across the Project Common Areas now or hereafter located within the FP II Parcel, including the right of access, as created and more particularly described in that certain Declaration of Restrictions dated August 6, 2007, between Foundry Park I, LLC, a Virginia limited liability company and Foundry Park II, LLC, a Virginia limited liability company, recorded on August 7, 2007, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 07-26995.

TOGETHER WITH that certain easement for lateral and subjacent support of an encroachment and maintenance of the encroachment, as created and more particularly described in that certain Encroachment and Easement Agreement dated October 22, 2009, between Foundry Park I, LLC, a Virginia limited liability company and Foundry Park II, LLC, a Virginia limited liability company, recorded on October 30, 2009, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 09-24255.